Exhibit 99.2

Patriot National Announces Sale of Global HR Research

FORT LAUDERDALE, FL., April 4, 2017 – Patriot National, Inc. (NYSE: PN) (“Patriot National” or “the Company”), a leading provider of technology and outsourcing solutions to the insurance industry, today announced that it sold, on April 3, 2017, substantially all of the assets of Global HR Research (“Global HR”), a pre-hire intelligence solutions provider, to a subsidiary of Renovo Capital, LLC for total consideration of up to $30 million.

The transaction reflects Patriot National’s strategic plan to focus on its core businesses, workers’ compensation insurance services and technology. The Board of Directors of Patriot National approved the sale.

The purchase price for the sale of Global HR is up to $30 million, plus the assumption of certain liabilities. Specifically, $20 million was paid to Global HR in cash at closing and $5 million will be deposited into escrow for possible purchase price and working capital adjustments, satisfaction of certain post-closing conditions and any indemnification claims. In addition, Global HR may receive an earnout payment of up to an additional $5 million. The Company expects that the sale of Global HR will impact its prior 2017 financial guidance, issued on March 14, 2017, for Fee Income and Adjusted EBITDA for the balance of the year by $13 million and $2 million, respectively.

About Patriot National

Patriot National, Inc. is a national provider of comprehensive technology and outsourcing solutions that help insurance companies and employers mitigate risk, comply with complex regulations and save time and money. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services, claims administration services, self-funded health plans and employment pre-screening services to its insurance carrier clients, employers and other clients. Patriot National is headquartered in Fort Lauderdale, Florida. For more information about Patriot National, please visit www.patnat.com.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify these forward-looking statements including statements regarding potential additional payments from the sale of Global HR. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the following: the effect on our business if Guarantee Insurance terminates its agreement with us, ceases to offer workers’ compensation products, ceases operations, including due to bankruptcy, liquidity or other financial difficulties or failure to comply with insurance regulations; potential conflicts of interest resulting from Mr. Mariano’s control of Guarantee Insurance; past and potential future net losses; potential further impairment of goodwill and intangible assets; potential inability to meet our debt service obligations; the effect on our business of restrictive covenants under our Credit Agreement and the potential failure to comply with such covenants; a potential adverse outcome of the litigation filed against us; a potential adverse impact on our operations of general economic and labor

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Patriot National, Inc.

market conditions and trends in the insurance industry, including cyclicality; potential decrease of premium rates, on which a significant portion of our fee revenue is based; potential decline of workers’ compensation claims in frequency or severity; development of unfavorable market conditions or regulatory environment in Florida, California, New Jersey, Georgia, New York and Pennsylvania, where our business is concentrated; potential inability to grow our business organically; potential failure to sustain our relationships with independent retail agencies; potential changes in the healthcare industry; potential failure to comply with applicable regulation or adapt to new regulatory and legislative initiatives; inability to compete effectively; failure or inadequate performance of our information processing systems; cyber-attacks or other security breaches involving our or our clients’ computer systems;, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contact:

Cindy Campbell

Director of Investor Relations

Patriot National, Inc.

(954) 670-2907

CCampbell@patnat.com

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